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                                                                      Exhibit 21

                           DIRECT GENERAL CORPORATION

                     EXHIBIT 21 - SUBSIDIARIES OF REGISTRANT

         The following is a list of subsidiaries of Direct General Corporation at December 31, 2002. All corporations are subsidiaries of Direct General Corporation and, if indented, subsidiaries of the company under which they are listed.


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Name of Company                                                                  Incorporated
---------------                                                                  ------------
Direct Insurance Company                                                              TN
         Direct General Insurance Company of Louisiana                                LA
Direct General Insurance Company                                                      SC
         Direct Life Insurance Company                                                GA
         Direct General Insurance Company of Mississippi                              MS
Direct General Insurance Agency, Inc.                                                 TN
Direct General Insurance Agency, Inc.                                                 AR
Direct General Insurance Agency, Inc.                                                 MS
Direct General Agency of Kentucky, Inc.                                               KY
Direct General Insurance Agency of Louisiana, Inc.                                    LA
Direct General Insurance Agency, Inc.                                                 TX
Direct General Financial Services, Inc.                                               TN
         DGFS Funding Corporation                                                     DE
Direct General Finance Company of Mississippi                                         MS
Direct Administration, Inc.                                                           TN
Direct Adjusting Company, Inc.                                                        TN
Direct General Consumer Products, Inc.                                                TN
Direct Insurance Agency Midwest, Inc.                                                 MN
Direct General Premium Finance Company                                                TN
Direct General Insurance Agency of North Carolina, Inc.                               NC
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